Exhibit 10.1

$5,000,000.00

LOAN AND SECURITY AGREEMENT

by and between

EMERGYSTAT, INC.

EMERGYSTAT OF SULLIGENT, INC.

EXTENDED EMERGENCY MEDICAL SERVICES, INC.

MED EXPRESS OF MISSISSIPPI, LLC

(collectively, “Borrower”)

and

GENERAL ELECTRIC CAPITAL CORPORATION

(“Lender”)

April     , 2003

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of April     , 2003, by and EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, and MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”).

RECITALS

A. Borrower desires to establish certain financing arrangements with and borrow funds from Lender, and Lender is willing to establish such arrangements for and make loans and extensions of credit to Borrower, on the terms and conditions set forth below.

B. The parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, unless otherwise specified, all references to “Sections” shall be deemed to refer to Sections of this Agreement, and the following terms shall have the meanings set forth below:

Section 1.1. Account. “Account” means any right to payment of a monetary obligation, whether or not earned by performance, including, but not limited to, the right to payment of management fees. Without limiting the generality of the foregoing, the term “Account” shall further include any “account” (as that term is defined in the Uniform Commercial Code now or hereafter in effect), any accounts receivable, any “health-care-insurance receivables” (as that term is defined in the Uniform Commercial Code now or hereafter in effect), any “payment intangibles” (as that term is defined in the Uniform Commercial Code now or hereafter in effect) and all other rights to payment of every kind and description, whether or not earned by performance.

Section 1.2. Account Debtor. “Account Debtor” means any Person obligated on any Account of Borrower, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

Section 1.3. Affiliate. “Affiliate” means, with respect to a specified Person, any Person directly controlling, controlled by, or under common control with the specified Person, through the ownership of voting securities. A Person shall not be deemed to be an Affiliate by virtue of serving as an officer. Glenn Crawford shall be deemed an Affiliate of each entity comprising Borrower regardless of whether he or she meets the foregoing definition of Affiliate.

Section 1.4. Affiliated Loan Documents. “Affiliated Loan Documents” shall mean any and all documents evidencing, securing and/or governing any financing provided by Lender or Lender’s Affiliates to Borrower, Guarantor or any Affiliate of Borrower or Guarantor, as the same may be amended, modified, increased, renewed or restated from time to time.

Section 1.5. Agreement. “Agreement” means this Loan and Security Agreement, as it may be amended or supplemented from time to time, together with all attachments, exhibits, schedules, riders and addenda, all of which are incorporated herein by this reference and made a part hereof.

Section 1.6. Base Rate. “Base Rate” means a rate of interest equal to one and one-quarter percent (1.25%) per annum above the “Prime Rate of Interest” (provided, however, that in no event shall the Base Rate fall below five and one-half percent (5.50%) so long as this Agreement remains in effect).

Section 1.7. Borrowed Money. “Borrowed Money” means, with respect to any Person, without duplication (a) all indebtedness for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (d) any obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof or evidenced by a note or other instrument), (e) all Borrowed Money of others secured by (or for which the holder of such Borrowed Money has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, any property or asset owned, held or acquired by such Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) all guaranty obligations of such Person in respect of any Borrowed Money of any other person, (g) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, and (i) the Borrowed Money of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer.

Section 1.8. Borrower. “Borrower” has the meaning set forth in the Preamble.

Section 1.9. Borrowing Base. “Borrowing Base” has the meaning set forth in Section 2.1(d).

Section 1.10. Business Day. “Business Day” means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.

Section 1.11. Closing; Closing Date. “Closing” and “Closing Date” have the meanings set forth in Section 5.3.

Section 1.12. Collateral. “Collateral” has the meaning set forth in Section 3.1.

Section 1.13. Commitment Fee. “Commitment Fee” has the meaning set forth in Section 2.4(a).

Section 1.14. Concentration Account. “Concentration Account” has the meaning set forth in Section 2.3.

Section 1.15. Controlled Group. “Controlled Group” means all businesses that would be treated as a single employer under Section 401(b) of ERISA.

Section 1.16. Default Rate. “Default Rate” means a rate per annum equal to five percent (5%) per annum above the then applicable Base Rate.

Section 1.17. EBITDA. “EBITDA” means, for any given period, consolidated net income, determined in accordance with GAAP, plus (a) depreciation and amortization expense deducted in the determination of consolidated net income, (b) all interest in respect of Borrowed Money, including the interest component of any capitalized leases, deducted in the determination of consolidated net income, and (c) federal and state income taxes deducted in the determination of consolidated net income.

Section 1.18. ERISA. “ERISA” has the meaning set forth in Section 4.12.

Section 1.19. Event of Default. “Event of Default” and “Events of Default” have the meanings set forth in Section 8.1.

Section 1.20. Fixed Charges. “Fixed Charges” means, for any given period, the aggregate of (a) all interest in respect of Borrowed Money paid or accrued, including the interest component of any capitalized leases, (b) scheduled payments of principal in respect of Borrowed Money, including the principal component of any capitalized leases, (c) capital expenditures, including all improvements, replacements, substitutions and additions, and (d) cash payments of income taxes.

Section 1.21. GAAP. “GAAP” means generally accepted accounting principles applied in a consistent manner.

Section 1.22. Governmental Authority. “Governmental Authority” means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

Section 1.23. Guarantor. “Guarantor” means any Person who may from time to time guaranty, pledge assets as security for or otherwise become obligated in respect of the obligations of Borrower under the Loan Documents.

Section 1.24. Guaranty. “Guaranty” means any guaranty of the obligations of Borrower under the Loan Documents from time to time outstanding, as the same may be amended, modified, or supplemented from time to time.

Section 1.25. Hazardous Material. “Hazardous Material” means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any Governmental Authority applicable to Borrower or its business, operations or assets.

Section 1.26. Highest Lawful Rate. “Highest Lawful Rate” means the maximum lawful rate of interest referred to in Section 2.7 that may accrue pursuant to this Agreement.

Section 1.27. HIPAA. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

Section 1.28. Insurer. “Insurer” means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with Borrower to compensate Borrower for providing goods or services to a Patient.

Section 1.29. Lender. “Lender” has the meaning set forth in the Preamble.

Section 1.30. Lien. “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same practical effect as any of the foregoing).

Section 1.31. Loan. “Loan” has the meaning set forth in Section 2.1(a).

Section 1.32. Loan Documents. “Loan Documents” means and includes this Agreement, the Note, the Certificate of Validity, any Guaranty and each and every other document now or hereafter delivered by Borrower or any Guarantor in connection with this Agreement, as any of them may be amended, modified, increased, renewed or restated from time to time.

Section 1.33. Loan Management Fee. “Loan Management Fee” has the meaning set forth in Section 2.4(c).

Section 1.34. Lockbox. “Lockbox” has the meaning set forth in Section 2.3.

Section 1.35. Lockbox Account. “Lockbox Account” means an account or accounts maintained at the Lockbox Bank into which all collections of Accounts are paid directly.

Section 1.36. Lockbox Bank. “Lockbox Bank” has the meaning set forth in Section 2.3.

Section 1.37. Maximum Loan Amount. “Maximum Loan Amount” has the meaning set forth in Section 2.1(a).

Section 1.38. Medicaid/Medicare Account Debtor. “Medicaid/ Medicare Account Debtor” means any Account Debtor which is (a) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (b) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (c) any agent, carrier, administrator or intermediary for any of the foregoing.

Section 1.39. Medical Services. “Medical Services” means Medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

Section 1.40. [INTENTIONALLY OMITTED]

Section 1.41. Minimum Net Worth. “Minimum Net Worth” shall mean tangible net worth of $5,000,000. “Tangible net worth” means assets (excluding intangible assets) less liabilities. “Intangible assets” means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

Section 1.42. Note. “Note” has the meaning set forth in Section 2.1(c).

Section 1.43. Obligations. “Obligations” has the meaning set forth in Section 3.1.

Section 1.44. Patient. “Patient” means any Person receiving Medical Services from Borrower and all Persons legally liable to pay Borrower for such Medical Services other than Insurers.

Section 1.45. Permitted Liens. “Permitted Liens” means: (a) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance; (b) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (c) mechanic’s, workmen’s, materialmen’s or other like Liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender’s sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein); (d) Liens and encumbrances in favor of Lender; and (e) Liens set forth on Schedule 1.45.

Section 1.46. Person. “Person” means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

Section 1.47. Plan. “Plan” has the meaning set forth in Section 4.12.

Section 1.48. Premises. “Premises” has the meaning set forth in Section 4.14.

Section 1.49. Prime Rate of Interest. “Prime Rate of Interest” means that rate of interest designated as such by Citibank, N.A., or any successor thereto, as the same may from time to time fluctuate.

Section 1.50. Prohibited Transaction. “Prohibited Transaction” means a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c)(l) of the Internal Revenue Code that is not exempt under Section 407 or Section 408 of ERISA or Section 4975(c)(2) or (d) of the Internal Revenue Code or under a class exemption granted by the U.S. Department of Labor.

Section 1.51. Qualified Account. “Qualified Account” means an Account of Borrower generated in the ordinary course of Borrower’s business from the sale of goods or rendition of Medical Services which Lender, in its sole credit judgment, deems to be a Qualified Account. Without limiting the generality of the foregoing, no Account shall be a Qualified Account if: (a) the Account or any portion of the Account is payable by an individual beneficiary, recipient or subscriber individually and not directly to Borrower by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Lender in its sole discretion; (b) the Account remains unpaid more than one hundred twenty (120) days past the claim or invoice date (but in no event more than one hundred thirty-five days (135) days after the applicable Medical Services have been rendered); (c) the Account is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged; (e) if the Account arises from the sale of goods by Borrower, the sale was not an absolute sale, or the sale was made on consignment or on approval or on a sale-or-return basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee; (f) if the Account arises from the performance of Medical Services, the Medical Services have not been actually been performed or the Medical Services were undertaken in violation of any law; (g) the Account is subject to a

Lien other than a Permitted Lien; (h) Borrower knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor; (i) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (j) the Account is an Account of an Account Debtor having its principal place of business or executive office outside the United States; (k) the Account Debtor is an Affiliate or subsidiary of Borrower; (l) more than ten percent (10%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than one hundred fifty (150) days past their invoice date; (m) fifty percent (50%) or more of the aggregate unpaid Accounts from any single Account Debtor are not deemed Qualified Accounts under this Agreement; (n) the total unpaid Accounts of the Account Debtor, except for a Medicaid/Medicare Account Debtor, exceed twenty percent (20%) of the net amount of all Qualified Accounts (including Medicaid/Medicare Account Debtors); (o) any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached; or (p) the Account fails to meet such other specifications and requirements which may from time to time be established by Lender.

Section 1.52. Reportable Event. “Reportable Event” means a “reportable event” as defined in Section 4043(c) of ERISA for which the notice requirements of Section 4043(a) of ERISA are not waived.

Section 1.53. Revolving Credit Loan. “Revolving Credit Loan” has the meaning set forth in Section 2. l(b).

Section 1.54. [INTENTIONALLY OMITTED]

Section 1.55. Term. “Term” has the meaning set forth in Section 2.8.

Section 1.56. Termination Fee. “Termination Fee” shall mean a fee payable upon termination of the Agreement, as yield maintenance for the loss of bargain and not as a penalty, equal to either (a) if the date of notice of a termination is on or before the second anniversary of the Closing Date, the greater of (i) three percent (3%) of the Maximum Loan Amount and (ii) the Yield Maintenance Amount or (b) if the date of a notice of termination is after the second anniversary of the Closing Date and before the third anniversary of the Closing Date, the greater of (i) two percent (2%) of the Maximum Loan Amount and (ii) the Yield Maintenance Amount.

Section 1.57. Yield Maintenance Amount. “Yield Maintenance Amount” shall mean the product obtained by multiplying (a) the difference between (i) the all in effective yield (measured as a percentage per annum) earned by Lender under this Agreement during the three (3) full calendar months immediately preceding the Termination Date minus (ii) General Electric Capital Corporation’s (or its successor’s) weighted average cost of capital (measured as a percentage per annum) for the most recent publicly disclosed quarterly financial period; times (b) the average principal amount of outstanding Revolving Credit Loans for the three (3) calendar months immediately preceding the Termination Date; times (c) the quotient of (i) the number of months (full or partial) then-remaining in the Term, divided by (ii) twelve (12).

ARTICLE II

LOAN

Section 2.1. Terms.

(a) The maximum aggregate principal amount of credit extended by Lender to Borrower under this Agreement (the “Loan”) that will be outstanding at any time is Five Million and No/100 Dollars ($5,000,000.00) (the “Maximum Loan Amount”).

(b) The Loan shall be in the nature of a revolving line of credit, and shall include sums advanced and other credit extended by Lender to or for the benefit of Borrower from time to time under this Article II (each a “Revolving Credit Loan”) up to the Maximum Loan Amount depending upon the availability in the Borrowing Base, the requests of Borrower pursuant to the terms and conditions of Section 2.2, and on such other basis as Lender may reasonably determine. The outstanding principal balance of the Loan may fluctuate from time to time, to be reduced by repayments made by Borrower (which may be made without penalty or premium), and to be increased by future Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower, and shall be due and payable in full upon the expiration of the Term. For purposes of this Agreement, any determination as to whether there is availability within the Borrowing Base for advances or extensions of credit shall be made by Lender in its sole discretion and is final and binding upon Borrower.

(c) At Closing, Borrower shall execute and deliver to Lender a promissory note evidencing Borrower’s unconditional obligation to repay Lender for Revolving Credit Loans, advances, and other extensions of credit made under the Loan, in the form of Exhibit A to this Agreement (as amended, modified, increased, restated or replaced from time to time, the “Note”), dated the date of this Agreement, payable to the order of Lender in accordance with the terms thereof. The Note shall bear interest on the outstanding principal balance of the Note from the date of the Note until repaid, with interest payable monthly in arrears on the first Business Day of each month, at a rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate, provided that after the occurrence and during the continuance of an Event of Default such rate shall be equal to the Default Rate. Upon Borrower’s failure to comply with the terms of this Agreement, Lender will be entitled, in addition to exercising any other rights and remedies available to it, to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non- compliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs. Each Revolving Credit Loan, advance and other extension of credit shall be deemed evidenced by the Note, which is deemed incorporated into and made a part of this Agreement by this reference.

(d) Subject to the terms and conditions of this Agreement, advances under the Loan shall be made against a borrowing base equal to eighty-five percent (85%) of Qualified Accounts due and owing from any Medicaid/Medicare Account Debtor, Insurer or other Account Debtor (the “Borrowing Base”). Lender, in its sole credit judgment, may further adjust the Borrowing Base by applying percentages (known as “liquidity factors”) to Qualified Accounts by payor class based upon Borrower’s actual recent collection history for each such payor class (i.e., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Lender’s underwriting practices and procedures. Such liquidity factors may be adjusted by Lender throughout the Term as warranted by Lender’s underwriting practices and procedures and using its sole credit judgment.

Section 2.2. Loan Administration. Borrowings under the Loan shall be as follows:

(a) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, not later than 2:00 p.m. Eastern time two (2) Business Days before the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the day following the due date in the amount required to pay such interest or other Obligation if such was not paid by Borrower on the due date.

(b) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(i) shall be disbursed by Lender by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan deemed to be requested under subsection 2.2(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

(c) All Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower shall constitute one general Obligation of Borrower, and shall be secured by Lender’s Lien upon all of the Collateral.

(d) Lender shall enter all Revolving Credit Loans as debits to a loan account in the name of Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower. All collections into the Concentration Account pursuant to Section 2.3 shall be applied first to fees, costs and expenses due and owing under the Loan Documents, then to interest due and owing under the Loan Documents, and then to principal outstanding with respect to Revolving Credit Loans.

(e) Lender will account to Borrower monthly with a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower, absent manifest error, unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrower. Such notice shall be deemed an objection to those items specifically objected to in the notice.

Section 2.3. Collections, Disbursements, Borrowing Availability, and Lockbox Account.

(a) Borrower shall maintain a lockbox (the “Lockbox”) with Trustmark Bank or other bank acceptable to Lender (the “Lockbox Bank”), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a lockbox agreement in the form attached as Exhibit B, and such other agreements related to such lockbox agreement as Lender may require. Borrower shall ensure that all collections of Accounts owed by Medicaid/Medicare Accounts Debtors are paid directly from such Account Debtors into the Lockbox for deposit into the Lockbox Account, and that all funds deposited into the Lockbox Account are immediately transferred into a depository account maintained by Lender at Bank One, N.A., or such other financial institution as determined by Lender in its sole discretion, by written notice to Borrower and the Lockbox Bank (the “Concentration Account”).

(b) Borrower shall establish and maintain a second lockbox (also herein referred to as the “Lockbox”) with the Lockbox Bank, subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a second lockbox agreement in the form attached as Exhibit B-2, and such other agreements related to such lockbox agreement as Lender may require. Notwithstanding the provisions of Section 2.3(a) to the contrary, Borrower shall ensure that all collections of Accounts due from Account Debtors other than Medicaid/Medicare Account Debtors are paid directly from such Account Debtors into the Lockbox established pursuant to this subsection for deposit into the Lockbox Account established pursuant to this subsection, and that all funds deposited into such the Lockbox Account are immediately transferred into the Concentration Account.

(c) Notwithstanding anything in any lockbox agreement to the contrary, Borrower agrees that it shall be liable for any fees and charges in effect from time to time and charged by the Lockbox Bank in connection with the Lockbox and the Lockbox Account, and that Lender shall have no liability therefor. Borrower further acknowledges and agrees that, to the extent such fees and charges are not paid by Borrower directly but are satisfied using collections in the Lockbox Account, such fees and charges shall be deemed to be Revolving Credit Loans made by Lender hereunder and, to the extent that the payment of such fees or charges by Borrower as provided herein results in any overadvance under this Agreement, Borrower agrees to immediately (upon notice) repay to Lender the amount of such overadvance. Borrower agrees to indemnify and hold Lender harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorney’s fees and expenses, arising from or relating to actions of Lender or the Lockbox Bank pursuant to this Section 2.3 or any lockbox agreement.

(d) Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.3 to reduce the outstanding indebtedness under the Loan (in accordance with Section 2.2(d)), and all future Revolving Credit Loans, advances and other extensions of credit to be made by Lender under the conditions set forth in this Article II. To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox as required by this Section 2.3 but are received by Borrower, such collections shall be held in trust for the benefit of Lender and immediately remitted, in the form received, to the Lockbox Bank for transfer to the Concentration Account immediately upon receipt by Borrower.

(e) Borrower acknowledges and agrees that its compliance with the terms of this Section 2.3 is essential, and that Lender will suffer immediate and irreparable injury and have no adequate remedy at law, if Borrower, through its acts or omissions, causes or permits Account Debtors to send payments other than to the Lockbox, or if Borrower fails to immediately deposit collections of Accounts or proceeds of other Collateral in the Lockbox Account as herein required. Upon Borrower’s failure to comply with the terms of this Section 2.3, Lender will be entitled, in addition to exercising any other rights and remedies available to it, to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non-compliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs.

(f) All funds transferred from the Concentration Account for application to Borrower’s indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest shall be subject to a five (5) Business Day clearance period. If as the result of collections of Accounts pursuant to the terms and conditions of this Section 2.3 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Event of Default, and no fact, event or circumstance that, with notice or the passage of time (or both), would constitute an Event of Default, exists.

Section 2.4. Fees.

(a) By executing this Agreement, Borrower agrees unconditionally to pay to Lender a commitment fee equal to one percent (1.0%) of the Maximum Loan Amount (the “Commitment Fee”).

(b) [INTENTIONALLY OMITTED]

(c) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a monthly loan management fee (the “Loan Management Fee”) equal to one-tenth of one percent (0.10%) of the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Loan Management Fee shall be payable monthly in arrears on the first day of each successive calendar month.

(d) Borrower shall pay to Lender all fees and expenses in connection with audits and appraisals of Borrower’s books and records and such other matters as Lender shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

(e) Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any participant pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of Revolving Credit Loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender or any participant, of any check or item of payment received or delivered to Lender or any participant on account of Obligations.

Section 2.5. Payments. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (a) the receipt by Borrower or Lender of any payments on or proceeds from any of the Collateral, to the extent of such proceeds, (b) the occurrence of an Event of Default if the Loan and the maturity of the payment of the Obligations are accelerated, or (c) the termination of this Agreement pursuant to Section 2.8 of this Agreement; provided, however, that if the outstanding principal balance of the Revolving Credit Loans is at any time in excess of the Borrowing Base, Borrower shall, immediately upon demand, repay such excess. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (x) the first Business Day of each month (for the immediately preceding month), computed on the last calendar day of the preceding month, (y) the occurrence of an Event of Default if the Loan and the maturity of the payment of the Obligations are accelerated, or (z) the termination of this Agreement pursuant to Section 2.8. Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Loan, all other charges and any other obligations of Borrower under this Agreement, shall be made to Lender to the Concentration Account, in immediately available funds. All payments shall be made without deduction for any set-off, recoupment, counterclaim or defense that Borrower now has or may have in the future.

Section 2.6. Use of Proceeds. The proceeds of Lender’s advances under the Loan shall be used solely for refinancing on the Closing Date of its indebtedness owed to National Century Financial Enterprises, Inc. and for working capital and for other costs of Borrower arising in the ordinary course of Borrower’s business.

Section 2.7. Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated by this Agreement would be usurious under such laws, then notwithstanding any other provision of this Agreement: (a) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the “Highest Lawful Rate”), and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender); (b) neither Borrower nor any other Person now or hereafter liable under this Agreement shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (c) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest

Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then Borrower agrees to pay to Lender an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Agreement.

Section 2.8. Term.

(a) Subject to Lender’s right to cease making Revolving Credit Loans to Borrower upon or after any Event of Default, this Agreement shall be in effect for a period of three (3) years from the Closing Date, unless terminated as provided in this Section 2.8 (the “Term”), and this Agreement may be renewed thereafter upon the mutual written agreement of the parties.

(b) Notwithstanding anything in this Agreement to the contrary, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

(c) Upon at least thirty (30) days prior written notice to Lender (the “Termination Notice Period”), Borrower may terminate this Agreement after the first annual anniversary of the Closing Date. Consistent with the foregoing, Borrower has no right to terminate this Agreement until after the first annual anniversary of the Closing Date.

(d) All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement (the “Termination Date”); provided that, notwithstanding anything in Section 2.8(c) to the contrary, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the Termination Notice Period. All undertakings, agreements, covenants, warranties, and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds. At the effective date of any termination of this Agreement (whether by voluntary termination by Borrower or by termination by Lender following the occurrence of an Event of Default), Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing under the terms of this Agreement and any other Loan Documents) as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Termination Fee; provided that in the event of a voluntary termination which arises by virtue of a sale of all or substantially all of the assets of

Borrower, the Termination Fee shall be reduced to one-fourth ( 1/4) of the amount that would otherwise be due and payable.

(e) Notwithstanding any provision of this Agreement which makes reference to the continuance of an Event of Default, nothing in this Agreement shall be construed to permit Borrower to cure an Event of Default following the lapse of the applicable cure period, and Borrower shall have no such right in any instance unless specifically granted in writing by Lender.

Section 2.9. Joint and Several Liability; Binding Obligations. Each entity constituting Borrower shall be jointly and severally liable for all of the obligations of Borrower under the Note and this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the loan would not be made available on the terms herein in the absence of the collective credit of all of Borrowers, the joint and several liability of all Borrowers, and the cross collateralization of the collateral of all Borrowers. Accordingly, each Borrower, individually acknowledges that the benefit to each of the participants in the facility as a whole constitutes reasonably equivalent value, regardless of the amount of the loan actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each entity comprising Borrower, and shall be binding upon all such entities when taken together.

ARTICLE III

COLLATERAL

Section 3.1. Generally. As security for the payment of all liabilities of Borrower to Lender, including without limitation: (a) indebtedness evidenced under the Note, repayment of Revolving Credit Loans, advances and other extensions of credit, all fees and charges owing by Borrower (including without limitation the Termination Fee), and all other liabilities and obligations of every kind or nature whatsoever of Borrower to Lender, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including but not limited to any extensions, modifications, substitutions, increases and renewals thereof, (b) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights under this Agreement and in the following property in accordance with the terms of this Agreement, and (c) the payment of all expenses incurred by Lender in connection therewith (collectively, the “Obligations”), and as further security for the payment and performance by Borrower, Guarantor and their respective Affiliates of their respective obligations under the Affiliated Loan Documents, Borrower hereby assigns and grants to Lender a continuing first priority Lien on and security interest in, upon, and to the following property whether now owned or hereafter acquired or arising (the “Collateral”; unless otherwise defined in this Agreement, all terms used in the following subparagraphs shall have the meanings given them in the Uniform Commercial Code as now or hereafter in effect):

(a) All of Borrower’s Accounts, and all of Borrower’s money, contract rights, chattel paper, documents, deposit accounts, securities, investment property and instruments with respect thereto, and all of Borrower’s rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

(b) To the extent not listed above, all of Borrower’s money, securities, investment property, deposit accounts, instruments and other property and the proceeds thereof that are now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(c) To the extent not listed above, all of Borrower’s now owned or hereafter acquired deposit accounts into which Accounts or the proceeds of Accounts are deposited, including the Lockbox Account;

(d) All of Borrower’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

(e) All of Borrower’s general intangibles (including, but not limited to, payment intangibles) and other property of every kind and description with respect to, evidencing or relating to its Accounts, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

(f) All of Borrower’s other money, securities, investment property, deposit accounts, instruments, documents, supporting obligations and chattel paper;

(g) All of Borrower’s letter-of-credit rights and commercial tort claims;

(h) All of Borrower’s other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof; and

(i) To the extent not listed above as original collateral, the proceeds (including, without limitation, insurance proceeds) and products of all of the foregoing.

Section 3.2. Lien Documents. At Closing and thereafter as Lender deems necessary in its sole discretion, Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its sole discretion) any agreements, documents, instruments, and writings deemed necessary by Lender or as Lender may otherwise request from time to time in its sole discretion to evidence, perfect, or protect Lender’s Lien and security interest in the Collateral required under this Agreement. Borrower hereby authorizes Lender to file one or more financing statements and amendments thereto describing the Collateral and describing any agricultural liens or other statutory liens held by Lender.

Section 3.3. Collateral Administration.

(a) All Collateral (except deposit accounts) shall at all times be kept by Borrower at its principal office(s) as set forth on Schedule 4.15 and shall not be moved from such locations without (i) providing prior written notice to Lender in accordance with Section 6.15, and (ii) obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld.

(b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. In addition, if Accounts in an aggregate face amount in excess of $50,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of claims, invoices or other information related thereto.

(c) Whether or not an Event of Default has occurred, any of Lender’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender or any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

(d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender shall have the right at any time to notify Account Debtors (subject to applicable law regarding Medicaid/Medicare Account Debtors) that Accounts have been assigned to Lender.

(e) Borrower shall bear the risk of loss on all Collateral, regardless of whether such Collateral is in the possession or control of Borrower, Lender, a bailee or any other Person.

Section 3.4. Other Actions. In addition to the foregoing, Borrower:

(a) shall provide prompt written notice to each private indemnity, managed care or other Insurer who either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that Lender has been granted a first priority Lien and security interest in, upon and to all Accounts applicable to such Insurer and directs each Account Debtor to make payments into the Lockbox, and hereby authorizes Lender, upon Borrower’s failure to send such notices within ten (10) days after the date of this Agreement (or ten (10) days after the Insurer becomes an Account Debtor), to send any and all similar notices to such Insurers;

(b) shall do and hereby authorizes Lender to do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including but not limited to the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, and any other documents required under this Agreement;

(c) at Lender’s request, shall immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest;

(d) shall, on Lender’s demand, deliver to Lender all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral;

(e) shall, where Collateral is in the possession of a third party, join with Lender in notifying the third party of Lender’s security interests and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender;

(f) shall cooperate with Lender in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and any other portion of the Collateral for which control is required in order to perfect a security interest; and

(g) shall not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper.

Section 3.5. Searches. Before Closing, and thereafter (as and when determined by Lender in its sole discretion), Lender will perform the searches described in clauses (a), (b) and (c) below against Borrower (the results of which are to be consistent with Borrower’s representations and warranties under this Agreement), all at Borrower’s expense:

(a) Uniform Commercial Code searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains its executive offices, a place of business, or assets and the jurisdiction in which Borrower is organized;

(b) Judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and

(c) Searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of Borrower and the exact legal name under which Borrower is organized.

Section 3.6. Power of Attorney. Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower’s Accounts; (b) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender under this Agreement; (c) take any action Borrower is required to take under Section 3.4 above; and (d) do such other and further acts and deeds in the name of Borrower that Lender may deem necessary or desirable to enforce any Account or other Collateral or perfect Lender’s security interest or Lien in any Collateral. In addition, if Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower pursuant to this paragraph, may, by the signature or other act of any of Lender’s officers (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to Borrower by directing payment to the Lockbox Account.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each entity comprising Borrower represents and warrants to Lender, and shall be deemed to represent and warrant on each day on which any Obligations shall be outstanding under this Agreement, that:

Section 4.1. Subsidiaries. Except as set forth in Schedule 4.1, Borrower has no subsidiaries.

Section 4.2. Organization and Good Standing. Borrower is a corporation, limited liability company or limited liability partnership (as the case may be) duly organized, validly existing, and in good standing under the laws of its state of formation, is in good standing as a foreign corporation, limited liability company or limited liability partnership (as the case may be) in each jurisdiction in which the character of the properties owned or leased by it therein or the nature of its business makes such qualification necessary, has the corporate, limited liability company or limited liability partnership (as the case may be) power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business, all of which are in the name of Borrower. Borrower’s state of organization is listed on Schedule 4.2 and its exact legal name is as set forth in the first paragraph of this Agreement.

Section 4.3. Authority. Borrower has full corporate, limited liability company or limited liability partnership (as the case may be) power and authority to enter into, execute, and deliver this Agreement and to perform its obligations under this Agreement, to borrow the Loan, to execute and deliver the Note, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate, limited liability company or limited liability partnership (as the case may be) action. No consent or approval of shareholders, members or partners of, or lenders to, Borrower and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of the Loan Documents or the performance by Borrower of its obligations under the Loan Documents.

Section 4.4. Binding Agreement. This Agreement and all other Loan Documents constitute, and the Note, when issued and delivered pursuant to this Agreement for value received, will constitute, the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

Section 4.5. Litigation. Except as disclosed in Schedule 4.5, there are no actions, suits, proceedings or investigations pending or threatened against Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower, could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, current or prospective, of Borrower, or upon its ability to perform its obligations under the Loan Documents. Borrower is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Borrower or its properties.

Section 4.6. No Conflicts. The execution and delivery by Borrower of this Agreement and the other Loan Documents do not, and the performance of its obligations under the Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a Lien or encumbrance upon the property of Borrower (other than for the benefit of Lender) under: (a) any provision of Borrower’s articles of incorporation or bylaws, certificate of formation or operating agreement, or certificate of limited liability partnership or agreement of limited liability partnership (as the case may be) (b) any provision of any law, rule, or regulation applicable to Borrower, (c) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound, or (d) any judgment, order or decree of any court, arbitration tribunal, or Governmental Authority having jurisdiction over Borrower which is applicable to Borrower.

Section 4.7. Financial Condition. The financial statements of Borrower which have been delivered to Lender fairly present the financial condition of Borrower and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements which are not reflected in such financial statements or in the notes to such financial statements. There has been no adverse change in the business, properties, condition (financial or otherwise) or operations (current or prospective) of Borrower since the date of the last financial statement delivered to Lender. The federal tax identification number and fiscal year of each entity comprising Borrower is as described on Schedule 4.7.

Section 4.8. No Default. Borrower is not in default under or with respect to any obligation in any respect which could be adverse to its business, operations, property or financial condition, or which could adversely affect the ability of Borrower to perform its obligations under the Loan Documents. No Event of Default or event that, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

Section 4.9. Title to Properties. Borrower has good, marketable and indefeasible title to, rights in and the power to transfer its properties and assets, including the Collateral and the properties and assets reflected in the financial statements described in Section 4.7, subject to no Lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of its properties or assets whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any Lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens. All of the Collateral, and all other property and assets of Borrower that are necessary to the conduct of Borrower’s business, is owned by Borrower or the rights to same are held by Borrower in its name, and none of the Collateral, or any such property or assets are owned or the rights thereto held in the name of any other entity.

Section 4.10. Taxes. Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date of this Agreement, except for certain payroll tax liabilities which Borrower will pay in full on or immediately after the Closing Date. All tax liabilities of Borrower are adequately provided for on Borrower’s books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid.

Section 4.11. Securities and Banking Laws and Regulations.

(a) The use of the proceeds of the Loan and Borrower’s issuance of the Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying “margin stock” within the meaning of those regulations. No part of the proceeds of the Loan under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

(b) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

Section 4.12. ERISA. No employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and regulations issued pursuant to ERISA that is maintained by Borrower or under which Borrower could have any material liability under ERISA (i) has failed to meet minimum funding standards established in Section 302 of ERISA, (ii) has failed to substantially comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, or (iii) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code. Neither Borrower nor any member of a Controlled Group that includes Borrower has assumed, or received notice of a claim asserted against Borrower or another member of the Controlled Group for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan. Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a material claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

Section 4.13. Compliance with Laws. Except as described in Schedule 4.13, Borrower is not in violation of any statute, rule or regulation of any Governmental Authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls). Borrower has obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar Governmental Authority and is in full compliance with all applicable rules and regulations of such commissions.

Section 4.14. Environmental Matters. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any real property on which the Collateral is located or which is owned, leased or otherwise occupied by Borrower (the “Premises”), or off the Premises as a result of any action of Borrower, except as described in Schedule 4.14. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the Premises owned or leased by Borrower. No other environmental, public health or safety hazards exist with respect to the Premises.

Section 4.15. Places of Business. As of the Closing Date, the only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 4.15. Schedule 4.15 also lists the owner of record of each such property. Borrower’s chief executive office is located in the state and at the address shown in Schedule 4.15, and such chief executive office is owned by Borrower.

Section 4.16. Intellectual Property. Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others. A list of all such intellectual property (indicating the nature of Borrower’s interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as Schedule 4.16. Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights. Borrower is not infringing on any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, any rights with respect to the foregoing, or any other intellectual property rights of others and Borrower is not aware of any infringement by others of any such rights owned by Borrower.

Section 4.17. Capitalization. The authorized equity securities (whether capital stock, partnership or membership interests or otherwise) of each entity comprising Borrower are as set forth in Schedule 4.17. All issued and outstanding equity securities of Borrower are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens or pledges other than those in favor of Lender or for the benefit of Lender, and such equity securities were issued in compliance with all applicable stats, federal and foreign laws concerning the issuance of securities. The identity of all holders of Borrower’s outstanding equity securities and the percentage of such holder’s fully diluted ownership of such equity securities are set forth on Schedule 4.17. No shares of the equity securities of Borrower, other than those described above, are issued and outstanding. Except as provided in Schedule 4.17, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower of any equity securities of Borrower.

Section 4.18. Material Facts. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Agreement or any other Loan Document not misleading. There is no fact known to Borrower that adversely affects or in the future may adversely affect the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

Section 4.19. Investments, Guarantees, and Certain Contracts. Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person, except as described on Schedule 4.19. Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which adversely affects its business.

Section 4.20. Business Interruptions. Within five years before the date of this Agreement, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States of America or other Governmental Authority, directed against Borrower.

There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against Borrower or its business.

Section 4.21. Names. Within five years before the date of this Agreement, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on Schedule 4.21. Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower’s sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Person or independent Affiliate.

Section 4.22 Joint Ventures. Borrower is not engaged in any joint venture or partnership with any other Person, except as set forth on Schedule 4.22.

Section 4.23 Accounts. Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Qualified Account, Borrower represents that:

(a) The Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) The Account arises out of a completed, bona fide sale and delivery of goods or rendition of Medical Services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

(c) The Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of Medical Services, a copy of which has been furnished or is available to Lender;

(d) The Account, and Lender’s security interest in such Account, is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

(e) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

(f) To the best of Borrower’s knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

(g) To the best of Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor’s financial condition or the collectibility of such Account;

(h) The Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Medicaid/Medicare Account Debtor is properly payable directly to Borrower; and

(i) Borrower has obtained and currently has all certificates of need, Medicaid and Medicare provider numbers, licenses, permits and authorizations that are necessary in the generation of such Accounts.

Section 4.24. Solvency. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement, Borrower (taken as a whole) (a) owns property whose fair saleable value is greater than the amount required to pay all of Borrower’s Indebtedness (including contingent debts), (b) was and is able to pay all of its Indebtedness as such Indebtedness matures, and (c) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it about to engage. For purposes of this Agreement, the term “Indebtedness” means, without duplication (x) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Borrower as of the date on which Indebtedness is to be determined, (y) all obligations of any other person or entity which such Borrower has guaranteed, and (z) the Obligations.

Section 4.25. Recoupments. On each Borrowing Base certificate given to Lender in connection with a request for a Revolving Credit Loan, Borrower has disclosed to Lender the amount of any Medicare or Medicaid recoupments or recoupments of any third-party payor being sought, requested or claimed, or, to Borrower’s knowledge, threatened against Borrower, or any of its Affiliates.

Section 4.26. Reports. Borrower has timely filed or caused to be timely filed, all cost reports and other reports of every kind whatsoever required by law or by written or oral contracts or otherwise to have been filed or made. There are no claims, actions or appeals pending (and Borrower has not filed any claims or reports which should result in any such claims, actions or appeals) before any commission, board or agency including without limitation any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any state or federal Medicare or Medicaid cost reports or claims filed by Borrower, or any disallowance by any commission, board or agency in connection with any audit of such cost reports. No validation review or program integrity review related to Borrower, or the consummation of the transactions contemplated herein, or related to the Collateral, have been conducted by any commission, board or agency in connection with the Medicare or Medicaid programs, and to the knowledge of Borrower, no such reviews are scheduled, pending or threatened against or affecting any of the providers, or any of the Collateral, or the consummation of the transactions contemplated hereby.

Section 4.27. Compliance With Health Care Laws. Without limiting the generality of Section 4.13 or any other representation or warranty made herein, to Borrower’s knowledge, Borrower and each of its licensed employees and contractors (other than contracted agencies) in the exercise of their respective duties on behalf of Borrower, is in compliance with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, Section 1877, 42 U.S.C Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute” (collectively, “Healthcare Laws”)). Borrower has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the knowledge of Borrower, there are no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. Borrower and its Affiliates and the owners of the facilities and other businesses managed by Borrower or its Affiliates have such permits, licenses, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities as are necessary under applicable law to own their respective properties and to conduct their respective business (including without limitation such permits as are required under such federal, state and other health care laws, and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto), and with respect to those facilities and other businesses that participate in Medicare and/or Medicaid, to receive reimbursement under Medicare and Medicaid. To Borrower’s knowledge, there currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to federal and state Medicare and Medicaid certifications or licensure.

Section 4.28. Funds from Restricted Grants. Except as described on Schedule 4.28, none of the Facilities or other Collateral is subject to, and Borrower shall indemnify and hold Lender harmless from and against, any liability in respect of amounts received by Borrower or others for the purchase or improvement of the Facilities or other Collateral or any part thereof under restricted or conditioned grants or donations, including, without limitation, monies received under the Public Health Service Act, 42 U.S.C. Section 291 et seq.

Section 4.29. Participation Agreements. Schedule 4.29 hereto sets forth an accurate, complete and current list of all participation agreements with health maintenance organizations, insurance programs, third party payors and preferred provider organizations.

Section 4.30. HIPAA Compliance. To the extent that and for so long as Borrower is a “covered entity” within the meaning of HIPAA, Borrower (i) has undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of Borrower to be HIPAA Compliant (as defined below); (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has

implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that Borrower is or becomes HIPAA Compliant. For purposes hereof, “HIPAA Compliant” shall mean that Borrower (x) is or will be in compliance with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (y) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect Borrower’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by Borrower of the then effective provisions of HIPAA.

Section 4.31. Medicare/Medicaid Programs. Except as disclosed on Schedule 4.31, Borrower is certified for participation in the Medicare and Medicaid programs, and are each a party to valid participation agreements for payments by Medicare and Medicaid program, which agreements are in full force and effect. To Borrower’s knowledge, Borrower has not received notice of pending, threatened or possible investigation by, or loss of participation in, the Medicare or Medicaid, except as set forth on Schedule 4.31.

Section 4.32. Licensure. Borrower is the lawful owner of any license required for the ownership and operation of its businesses.

ARTICLE V

CLOSING AND CONDITIONS OF LENDING

Section 5.1. Conditions Precedent to Agreement. The obligation of Lender to enter into and perform this Agreement and to make Revolving Credit Loans is subject to the following conditions precedent:

(a) Lender shall have received two (2) originals of this Agreement, the Certificate of Validity, any Guaranty and all other Loan Documents required to be executed and delivered at or before Closing (other than the Note, as to which Lender shall receive only one (1) original), executed by Borrower and any other required Persons, as applicable.

(b) Lender shall have received all searches required by Section 3.5.

(c) Borrower and any Guarantor shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

(d) There shall have occurred and be continuing no Event of Default and no event that, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

(e) The representations and warranties contained in Article IV shall be true and correct.

(f) Lender shall have received copies of all board of directors resolutions, consents of members and managers and consents of partners of each Borrower and Guarantor, and other action taken by Borrower and any Guarantor to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Loan under the Loan Documents, as well as the names and signatures of the officers of, members and managers of and partners of Borrower and Guarantor authorized to execute documents on its behalf in connection with the Loan, all as also certified as of the date of this Agreement by Borrower’s or Guarantor’s, as applicable, chief financial officer, or equivalent, and such other papers as Lender may require.

(g) Lender shall have received (i) copies, certified as true, correct and complete by the applicable state of organization of each Borrower and Guarantor, of the certificate of incorporation, certificate of formation or certificate of limited liability partnership of each Borrower and Guarantor, with any amendments to any of the foregoing, (ii) copies, certified as true, correct and complete by an authorized officer, member or partner of each Borrower and Guarantor, of all other documents necessary for performance of the obligations of Borrower and Guarantor under this Agreement and the other Loan Documents, and (iii) certificates of good standing for each Borrower and Guarantor issued by the state of organization of each Borrower and Guarantor and by each state in which each Borrower and Guarantor is doing and currently intends to do business for which qualification is required.

(h) Lender shall have received a written opinion of counsel for Borrower and any Guarantor, dated the date of this Agreement, substantially in the form of Exhibit C.

(i) Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered under this Agreement, including without limitation an initial borrowing base certificate calculating the Borrowing Base.

(j) Lender shall have received the Commitment Fee.

(k) The Lockbox, Lockbox Account and the Concentration Account shall have been established.

(l) [INTENTIONALLY OMITTED]

(m) Lender shall have received a certificate of Borrower’s chief financial officer, dated the Closing Date, certifying that all of the conditions specified in this Section have been fulfilled.

(n) Lender shall have received a payoff letter and release from National Century Financial Enterprises, Inc. in a form acceptable to Lender.

(o) Lender shall have received a subordination or estoppel letter from all equipment lenders in a form or forms acceptable to Lender.

(p) Borrower shall have a minimum of $500,000 in cash available as of the Closing Date.

(q) Borrower (i) shall have be current in its payment of all payroll taxes or (ii) shall have received a payoff letter from the Internal Revenue Service and made satisfactory arrangements to discharge all payroll tax obligations immediately upon the first advance of Loan proceeds.

Section 5.2. Conditions Precedent to Advances. Notwithstanding any other provision of this Agreement, no Loan proceeds, Revolving Credit Loans, advances or other extensions of credit under the Loan shall be disbursed under this Agreement unless the following conditions have been satisfied or waived immediately before such disbursement:

(a) The representations and warranties on the part of Borrower contained in Article IV of this Agreement shall be true and correct in all respects at and as of the date of disbursement or advance, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date and except that the references in Section 4.7 to financial statements shall be deemed to be a reference to the then most recent annual and interim financial statements of Borrower furnished to Lender pursuant to Section 6.1).

(b) No Event of Default or event that, with the giving of notice or the lapse of time, or both, could become an Event of Default shall have occurred and be continuing or would result from the making of the disbursement or advance.

(c) No adverse change in the condition (financial or otherwise), properties, business, or operations of Borrower shall have occurred and be continuing with respect to Borrower or any Guarantor since the date of this Agreement.

Section 5.3. Closing. Subject to the conditions of this Article V, the Loan shall be made available on the date as is mutually agreed by the parties (the “Closing Date”) at such time as may be mutually agreeable to the parties upon the execution of this Agreement (the “Closing”) at such place as may be requested by Lender.

Section 5.4. Waiver of Rights. By completing the Closing under this Agreement, or by making advances under the Loan, Lender does not waive a breach of any representation or warranty of Borrower under this Agreement or under any other Loan Document, and all of Lender’s claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each entity comprising Borrower covenants and agrees that for so long as Borrower may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

Section 6.1. Financial Statements and Collateral Reports. Borrower will furnish to Lender (a) a sales and collections report and accounts receivable aging schedule on a form acceptable to Lender within fifteen (15) days after the end of each calendar month, which shall include, but not be limited to, a report of sales, credits issued, and collections received; (b) payables aging schedules within fifteen (15) days after the end of each calendar month; (c) internally prepared monthly financial statements for Borrower, certified by the chief financial officer of Borrower, within forty-five (45) days of the end of each calendar month, accompanied by management analysis and actual vs. budget variance reports; (d) to the extent prepared by Borrower, annual projections, profit and loss statements, balance sheets, and cash flow reports (prepared on a monthly basis) for the succeeding fiscal year within thirty (30) days before the end of each of Borrower’s fiscal years; (e) internally prepared annual financial statements for Borrower within sixty (60) days after the end of each of Borrower’s fiscal years; (f) annual audited financial statements for Borrower prepared by a firm of independent public accountants satisfactory to Lender, within one hundred thirty-five (135) days after the end of each of Borrower’s fiscal years; (g) promptly upon receipt thereof, copies of any reports submitted to Borrower by the independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants; (h) as soon as available, copies of all financial statements and notices provided by Borrower to all of its stockholders; (i) on the last business day of every month, evidence satisfactory to Lender that all federal and state taxes, including, without limitation payroll taxes, that are due have been paid in full; and (j) such additional information, reports or statements as Lender may from time to time request. Annual financial statements shall set forth in comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP.

Section 6.2. Payments Under this Agreement. Borrower will make all payments of principal, interest, fees, and all other payments required under this Agreement and under the Loan, and under any other agreements with Lender to which Borrower is a party, as and when due.

Section 6.3. Existence, Good Standing, and Compliance with Laws. Borrower will do or cause to be done all things necessary (a) to obtain and keep in full force and effect all corporate, limited liability company or limited liability partnership existence, rights, licenses, permits, certificates of needs, regulatory approvals, privileges, and franchises (collectively, “Permits”) of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable current and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower; (b) to maintain and protect the properties used or useful in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by Section 6.7; and (c) to maintain all Permits free from restrictions or known conflicts which could materially impair their use or operation or cause the Permits to be provisional, probationary or restricted in any way.

Section 6.4. Legality. The making of the Loan and each disbursement or advance under the Loan shall not be subject to any penalty or special tax, shall not be prohibited by any governmental order or regulation applicable to Borrower, and shall not violate any rule or regulation of any Governmental Authority, and necessary consents, approvals and authorizations of any Governmental Authority to or of any such disbursement or advance shall have been obtained.

Section 6.5. Lender’s Satisfaction. All instruments and legal documents and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel, and Lender shall have received all documents, including records of corporate proceedings and opinions of counsel, which Lender may have requested in connection therewith.

Section 6.6. Taxes and Charges. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a Lien or charge upon the properties or any part thereof of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower’s title to, and its right to use, the Collateral is not adversely affected thereby and Lender’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

Section 6.7. Insurance. Borrower will carry adequate public liability and professional liability insurance, naming Lender as an additional insured, with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

Section 6.8. Information; Visits and Inspections. Borrower shall furnish to Lender such information as Lender may, from time to time, request with respect to the business or financial affairs of Borrower. Borrower shall also permit any officer, employee, agent or representative of Lender to visit and inspect any of the properties of Borrower, to inspect, audit and make copies of or prepare extracts from Borrower’s minute books, books of account and other records, including management letters prepared by Borrower’s auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss the business affairs, finances and accounts of Borrower with, and be advised as to the same by, the officers, employees and independent accountants Borrower, all at such times and as often as Lender may reasonably require.

Section 6.9. Maintenance of Property. Borrower will maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

Section 6.10. Notification of Events of Default and Adverse Developments. Borrower promptly will notify Lender upon the occurrence of: (a) any Event of Default; (b) any event that, with the giving of notice or lapse of time, or both, could constitute an Event of Default; (c) any event, development or circumstance whereby the financial statements previously furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower; (d) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it which, if adversely decided, could adversely affect its condition (financial or otherwise) or operations (current or prospective) or which may expose Borrower to uninsured liability of $25,000.00 or more; (e) any default claimed by any other creditor for Borrowed Money of Borrower other than Lender; and (f) any other development in the business or affairs of Borrower which may be adverse; in each case describing the nature of the event or development. In the case of notification under clauses (a) and (b)), Borrower should set forth the action Borrower proposes to take with respect to such event.

Section 6.11. Employee Benefit Plans. Borrower will (a) comply with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA; (b) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to all Plans, or which Borrower, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Plans, and (c) promptly advise Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender: (x) upon its receipt of notice of the assertion against Borrower of a claim for withdrawal liability; (y) upon the occurrence of any event that could trigger the assertion of a claim for withdrawal liability against Borrower; and (z) upon the occurrence of any event that would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

Section 6.12. Financing Statements. Borrower shall provide to Lender evidence satisfactory to Lender as to the due recording of termination statements, releases of collateral, and Forms UCC-3, and shall cause to be recorded financing statements on Form UCC-1, duly executed by Borrower and Lender, in all places necessary to release all existing security interests and other Liens in the Collateral (other than as permitted by this Agreement) and to perfect and protect Lender’s first priority Lien and security interest in the Collateral, as Lender may request.

Section 6.13. Financial Records. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

Section 6.14. Collection of Accounts. Borrower shall continue to collect its Accounts in the ordinary course of business.

Section 6.15. Places of Business. Borrower shall give thirty (30) days’ prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.

Section 6.16. Business Conducted. Borrower shall continue in the business currently conducted by it using its best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately before the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

Section 6.17. Litigation and Other Proceedings. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any Governmental Authority against or affecting Borrower if the amount claimed is more than $25,000.00.

Section 6.18. Bank Accounts. Borrower shall assign to Lender all of its depository and disbursement accounts into which collections of Accounts are deposited.

Section 6.19. Submission of Collateral Documents. Borrower will, on demand of Lender, make available to Lender copies of shipping and delivery receipts evidencing the shipment of goods that gave rise to an Account, medical records, insurance verification forms, assignment of benefits, in-take forms or other proof of the satisfactory performance of services that gave rise to an Account, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose. Borrower shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper and upon request of Lender, will promptly deliver any such instrument or chattel paper to Lender.

Section 6.20. Licensure; Medicaid/Medicare Cost Reports. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and Medical Services. If required, all Medicaid/Medicare cost reports will be properly filed.

Section 6.21. Officer’s Certificates. Together with the monthly financial statements delivered pursuant to clause (c) of Section 6.1, and together with the audited annual financial statements delivered pursuant to clause (f) of that Section, Borrower shall deliver to Lender a certificate of its chief financial officer, in form and substance satisfactory to Lender:

(a) Setting forth the information (including detailed calculations) required to establish whether Borrower is in compliance with the requirements of Articles VI and VII as of the end of the period covered by the financial statements then being furnished; and

(b) Stating that such officer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under such officer’s supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any fact, event or circumstance that constitutes an Event of Default or that is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

Section 6.22. Net Worth. Borrower will not at any time allow its tangible net worth, as computed in accordance with GAAP, to fall below the Minimum Net Worth.

Section 6.23. Fixed Charge Coverage Ratio. Borrower shall maintain, for each calendar month, a “Fixed Charge Coverage Ratio” of at least the following amounts:

Calendar Month	Fixed Charge Coverage Ratio
Month of Closing Date through December 2003	1.50
January 2004 through December 2004	1.75
January 2005 and thereafter	2.00

As used herein, the term “Fixed Charge Coverage Ratio” shall mean the ratio of EBITDA to Fixed Charges. For a given calendar month, Fixed Charge Coverage Ratio shall be measured over the most recent twelve (12) calendar months, except that for the first (11) eleven months following the Closing Date (including the month of the Closing Date), Fixed Charge Coverage Ratio shall be measured over the period dating back to (and including) the month of the Closing Date.

Section 6.23a. Minimum Cash Velocity. Borrower shall maintain, for each calendar month, a minimum “Cash Velocity” of at least the following percentages:

Calendar Month	Minimum Cash Velocity
Month of Closing Date through December 2003	50%
January 2004 and thereafter	55%

As used herein, the term “Cash Velocity” shall mean, for a given calendar month (the “Testing

Month”), the percentage obtained by dividing cash collections from or on behalf of Patients over the three (3) most recent calendar months by revenue derived from Services provided to Patients for the three (3) calendar months ending three months prior to the Testing Month. For example, Cash Velocity for a Testing Month of June 2003 will be measured by dividing cash collections during the period of April 2003 through June 2003 by revenue during the period of January 2003 through March 2003. Collections and revenues in respect of subsidies required pursuant to contracts shall not be included in the calculation of Cash Velocity.

Section 6.24. Post-Closing Obligations. Borrower shall cause to be performed and completed, to Lender’s satisfaction, all of the obligations set forth on Schedule 6.24 hereto within the time periods set forth on Schedule 6.24.

Section 6.25. Right of First Refusal. Borrower hereby agrees that if at any time Borrower or any subsidiary or Affiliate of Borrower (a “Borrower Entity”) receives from a third party an offer, term sheet or commitment, or any Borrower Entity makes a proposal substantially acceptable to or accepted by any person or entity (all of the foregoing being referred to as an “Offer”), which Offer provides for permanent financing, long term financing, short term financing, cash flow financing, working capital financing, accounts receivable financing, real estate financing, inventory or equipment financing, financing secured in whole or in part by assets (tangible or intangible) or personal property of any Borrower Entity, or sale/leaseback financing, the applicable Borrower Entity shall first forward the Offer to the lender which shall have fifteen (15) days after receipt thereof (the “Option Period”) to agree to provide similar financing in the place of such person or entity upon the terms and conditions set forth in the Offer and to notify the applicable Borrower Entity in writing of the Lender’s acceptance of the Offer (the “Acceptance Notice”). If Borrower has not received an Acceptance Notice within the Option Period, Borrower shall be free to consummate the transaction described in the Offer with the third party providing the Offer (the “Transaction”); provided, however, that the foregoing, and Lender’s failure to respond to issue an Acceptance Notice, shall not be construed as a waiver of any of the terms, covenants or conditions of the Loan Documents. In the event that the Transaction is not consummated under similar terms with such person or entity during the ninety (90) day period following the expiration of the Option Period, or any material term is changed, the applicable Borrower Entity shall not be permitted to consummate the Transaction without again complying with this Section. The right of first refusal granted to the Lender hereunder shall survive payment in full of all of the Loan for a period of six months following such payment. For purposes of this Section, “Lender” shall mean and include either of General Electric Capital Corporation, GE Healthcare Financial Services, Inc. or any other parent company, subsidiary or Affiliate of such entities.

Section 6.26. Capital Adequacy and Other Adjustments. In the event that Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender or any corporation controlling Lender and thereby reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from Lender pay to Lender additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

Section 6.27. Taxes.

(a) No Deductions. Any and all payments or reimbursements made under the Loan Documents shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on Lender’s net income by the jurisdiction in which Lender is organized. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

(b) Changes in Tax Laws. In the event that, subsequent to the initial advance under the Loan, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

(A) does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement or the other Loan Documents, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender); or

(B) does or shall impose on Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Lender of making or continuing the Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender, upon its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

Section 6.28. Further Documentation. In the event any further documentation or information is (a) required by Lender or any prospective transferee in connection with selling, transferring, delivering, assigning, securitizing or granting a participation in the Loan (or transferring the servicing of the Loan), or (b) deemed necessary or appropriate by Lender in the exercise of its rights under the Loan Documents or to correct patent mistakes in the Loan Documents, materials relating to mortgagee’s land title insurance or the funding of the Loan, Borrower shall provide, or cause to be provided to Lender, at Borrower’s cost and expense, such documentation or information. Borrower shall execute and deliver to Lender and/or the prospective transferee or servicer such documentation, including but not limited to, any amendments, corrections, deletions or additions to the Loan Documents as is required by Lender and/or the prospective transferee; provided, however, that Borrower shall not be required to do anything that has the effect of changing the essential economic terms of the Loan set forth in the Loan Documents.

Section 6.29. Compliance with Requirements of Prospective Transferee. Borrower shall do anything necessary to comply with the requirements of any prospective transferee or servicer of the Loan, in order to enable Lender or such transferee to sell, transfer, deliver, assign, securitize or grant a participation in the Loan; provided, however, that Borrower shall not be required to do anything that has the effect of changing the essential economic terms of this Agreement.

Section 6.30. Termination/Default of Contracts. Borrower shall notify Lender of any (a) default or event of default under, (b) termination of, or (c) failure of any party to renew, any of Borrower’s contracts (unless the default or event of default under, termination of or failure to renew such contract, as the case may be, could not reasonably be expected to have an adverse effect on Borrower, including without limitation, on Borrower’s business, the Collateral or the Loan hereunder) as soon as reasonably possible (other than with respect to any notice of default, termination or failure to renew that originates with Borrower, which notice shall be sent concurrently to Lender). Notwithstanding anything in this Section 6.30 to the contrary, no provision in this Section 6.30 shall modify, reduce or otherwise affect Lender’s rights hereunder or under any other Loan Document.

ARTICLE VII

NEGATIVE COVENANTS

Each entity comprising Borrower covenants and agrees that so long as Borrower may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

Section 7.1. Borrowing. Borrower will not create, incur, assume or suffer to exist any liability for Borrowed Money except: (a) indebtedness to Lender; (b) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; (c) borrowings incurred in the ordinary course of its business and not exceeding $10,000.00 in the aggregate outstanding at any one time; and (d) indebtedness secured by Permitted Liens. Borrower will not make prepayments on any existing or future indebtedness for Borrowed Money to any Person (other than Lender, to the extent permitted by this Agreement or any subsequent agreement between Borrower and Lender).

Section 7.2. Joint Ventures. Borrower will not invest directly or indirectly in any joint venture for any purpose without the prior written notice to, and the prior written consent of, Lender, which consent shall not be unreasonably withheld.

Section 7.3. No Liens and Encumbrances; No Disposition of the Collateral. Lender does not authorize, and Borrower agrees not to: (a) create, incur, assume or suffer to exist any mortgage, pledge, Lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of its Collateral, whether now owned or hereafter acquired, except for Permitted Liens; (b) make any sale or leases of any of the Collateral; or (c) license any of the Collateral.

Section 7.4. Restriction on Fundamental Changes. Borrower will not: (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, or the capital stock of any subsidiary of Borrower, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person. Borrower agrees that compliance with this Section 7.4 is a material inducement to Lender’s advancing credit under this Agreement and Borrower further agrees that any breach of the terms of this Section 7.4 shall constitute fraud. Borrower further agrees that in addition to all other remedies available to Lender, Lender shall be entitled to specific enforcement of the covenants in this Section 7.4, including injunctive relief.

Section 7.5. Sale and Leaseback. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without prior written notice to and the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 7.6. Distributions and Management Fees. Borrower shall not make any “Distributions” (as defined below) to any of its Affiliates, to any shareholder, member, partner or other person holding an equity interest in Borrower or to any other Person related to or affiliated with any of the foregoing. “Distributions” shall mean management fees, salaries or other fees or compensation, lease or rental payments, repayments of or debt service on loans or other indebtedness, dividends or other distributions with respect to any of its stock, partnership or membership interests (as the case may be) now or hereafter outstanding, the purchase, redemption or other acquisition for value of any of its stock, partnership or membership interests (as the case may be) now or hereafter outstanding, or the return of any capital of its stockholders, partners or members. [Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower may pay salary to Glenn Crawford in the current amount with standard increases consistent with business practices.]

Section 7.7. Loans. Borrower will not make loans or advances to any Person, other than (a) trade credit extended in the ordinary course of its business, and (b) advances for business travel and similar temporary advances made in the ordinary course of business to officers, stockholders, directors, and employees.

Section 7.8. Contingent Liabilities. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 7.9. Subsidiaries. Borrower will not form any subsidiary, or make any investment in or any loan in the nature of an investment to, any other Person.

Section 7.10. Compliance with ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

Section 7.11. Provider Numbers. Borrower will not amend, alter or suspend or terminate or make provisional in any material way, any provider number without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 7.12. Transactions with Affiliates. Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm’s length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited under this Agreement. For purposes of the foregoing, Lender consents to the transactions described on Schedule 7.12.

Section 7.13. Use of Lender’s Name. Borrower will not use Lender’s name (or the name of any of Lender’s affiliates) in connection with any of its business operations. Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing contained in this Agreement is intended to permit or authorize Borrower to make any contract on behalf of Lender.

Section 7.14. Change in Capital Structure. Without Lender’s prior written consent, (a) there shall occur no change in the legal or beneficial ownership of the capital stock, partnership interests or membership interests, or in the capital structure, of Borrower or any

Guarantor, from that set forth on Schedule 4.17, (b) there shall occur no pledge, assignment or hypothecation of or Lien or encumbrance on any of the legal or beneficial equity interests in Borrower or any Guarantor, and (c) Borrower shall not consent to or acknowledge any of the transactions described in the foregoing subparts (a) and (b) of this sentence.

Section 7.15. Contracts and Agreements. Borrower will not become or be a party to any contract or agreement which would breach this Agreement, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound.

Section 7.16. Margin Stock. Borrower will not carry or purchase any “margin security” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

Section 7.17. Truth of Statements and Certificates. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

Section 7.18. Confidentiality. Borrower will not disclose the contents of this Loan Agreement and the other Loan Documents to any third party (including, without limitation, any financial institution or intermediary) without Lender’s prior written consent, other than to Borrower’s officers and advisors on a need-to-know basis. Borrower agrees to inform all such persons who receive information concerning this Agreement that such information is confidential and may not be disclosed to any other person. Lender reserves the right to review and approve all materials that Borrower prepares that contain Lender’s name or describe this Agreement.

Section 7.19. Certain Fundamental Changes. Borrower will not, without providing Lender with thirty (30) days’ prior written notice, change the state of its formation or change its legal name.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1. Events of Default. Each of the following (individually, an “Event of Default” and collectively, the “Events of Default”) shall constitute an event of default under this Agreement:

(a) A default in the payment of any principal of, or interest upon, the Note when due and payable, whether at maturity or otherwise, or any breach of Section 2.3, which default or breach, as applicable, shall have continued unremedied for a period of five (5) days after written notice of the default or breach from Lender to Borrower;

(b) A default in the payment of any other charges, fees, or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement when such payment is due and payable, which default shall have continued unremedied for a period of five (5) days after written notice of the default from Lender to Borrower;

(c) A default in the due observance or performance by Borrower or any guarantor of the Obligations of any other term, covenant or agreement contained in any of the Loan Documents, which default shall have continued unremedied for a period of ten (10) days after written notice of the default from Lender to Borrower;

(d) Any representation or warranty made by Borrower in this Agreement or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered in connection with this Agreement or the other Loan Documents proves to have been incorrect or misleading in any material respect when made;

(e) Any obligation of Borrower (other than its Obligations under this Agreement) for the payment of Borrowed Money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

(f) Borrower makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by Borrower;

(g) Borrower or any Guarantor (i) files a petition in bankruptcy, (ii) is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, (iii) commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such proceeding is commenced against Borrower or any Guarantor and such proceeding remains undismissed for a period of sixty (60) days, (iv) by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for a Borrower or Guarantor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, or (v) admits in writing its inability to pay its debts as they become due;

(h) One or more (i) final judgments against Borrower or attachments against its property shall be rendered by a court, arbitrator, arbitration panel, mediator or any individual(s) or entity with the authority to issue binding judgments against Borrower or (ii) final settlements by or on behalf of Borrower of any pending litigation, arbitration or other claim or otherwise disputed matter, in any event not fully and unconditionally covered by insurance, shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of ten (10) days;

(i) A Reportable Event that might constitute grounds for termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or for the entry of a Lien or encumbrance to secure any deficiency, has occurred and is continuing thirty (30) days after its occurrence, or any such Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, or a Lien or encumbrance is entered to secure any deficiency or claim;

(j) Any outstanding equity interest in Borrower is sold or otherwise transferred by the Person owning such equity interest on the date of this Agreement;

(k) There shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral that exceeds $25,000 in the aggregate;

(l) Borrower breaches or violates the terms of, or a default or any fact, event or circumstance that could, whether with notice or the passage of time, or both, constitute a default, occurs under any other existing or future agreement (related or unrelated) between Borrower and Lender;

(m) Upon the issuance of any execution or distraint process against Borrower or any of its property or assets;

(n) Borrower ceases any material portion of its business operations as currently conducted;

(o) Any indication or evidence is received by Lender that Borrower may have directly or indirectly been engaged in any type of activity which, in Lender’s discretion, may result in the forfeiture of any property of Borrower to any Governmental Authority, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender;

(p) Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

(q) Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

(r) There shall occur a material adverse change in the financial condition or business prospects of Borrower, or if Lender in good faith deems itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of the Note, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender;

(s) A default or event of default occurs under any of the Affiliated Loan Documents;

(t) An Event of Default occurs under any Guaranty;

(u) A default or event of default occurs under any of Borrower’s leases of the facilities listed on Schedule 4.15; or

(v) A default or event of default occurs under any capital lease or equipment financing entered by Borrower.

Notwithstanding the foregoing, Borrower’s failure to comply with any same provision of this Agreement two (2) times in any twelve (12) month period shall effect an immediate default (without the expiration of any applicable cure period) with respect to all subsequent failures by Borrower to comply with such provision of this Agreement, and Lender thereupon may exercise any remedy set forth in this Article VII without affording Borrower any opportunity to cure such default.

Section 8.2. Acceleration. Upon the occurrence of any of the foregoing Events of Default, the Obligations under the Note shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrower; provided that, upon the happening of any event specified in Section 8.1(g), all Obligations including, without limitation the Termination Fee, shall be immediately due and payable without declaration or other notice to Borrower.

Section 8.3. Remedies.

(a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Loan Documents, Lender, in addition to all other rights, options, and remedies granted to Lender under this Agreement or at law or in equity, may take any of the following steps (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

(i) Terminate the Loan, whereupon all outstanding Obligations (including without limitation the Termination Fee) shall be immediately due and payable;

(ii) Exercise all other rights granted to it under this Agreement and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and

(iii) Exercise all rights and remedies under all Loan Documents now or hereafter in effect, including but not limited to:

(A) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, provided that Lender shall give Borrower prompt written notice of any of the foregoing actions;

(B) The right to (by its own means or with judicial assistance) enter any of Borrower’s premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (C) below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

(C) The right to require Borrower at Borrower’s expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;

(D) The right to reduce the Maximum Loan Amount or to use the Collateral and/or funds in the Concentration Account in amounts up to the Maximum Loan Amount for any reason; and

(E) The right to enforce Borrower’s rights against Account Debtors and other obligors, including, but not limited to, the right to collect Accounts directly in Lender’s own name and to charge the collection costs and expenses, including attorneys’ fees, to Borrower.

(b) Borrower agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

(c) Lender shall have no obligation to marshal any assets in favor of Borrower, or against or in payment of the Note, any of the other Obligations or any other obligation owed to Lender by Borrower or any other person.

Section 8.4. Nature of Remedies. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order (a) the liabilities and Obligations of Borrower or any of its subsidiaries or Affiliates to Lender or any Affiliate of Lender under this Agreement or any other loan documents evidencing financings provided to Borrower or (b) the liabilities and obligations of Borrower, Guarantor and their respective Affiliates to Lender under the Affiliated Loan Documents. All rights and remedies granted Lender under this Agreement and under any agreement referred to in this Agreement, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loan, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order. All sums received from Borrower and/or the Collateral in respect of the Loan may be applied by Lender to the any other liabilities and obligations of Borrower under the Loan Documents and the Affiliated Loan Documents in such order of application and in such amounts as Lender shall deem appropriate in its sole and absolute discretion. Borrower waives any right it may have to require Lender to pursue any Person for any of the Obligations.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Expenses and Taxes.

(a) Borrower agrees to pay, whether or not the Closing occurs, a reasonable documentation preparation fee, together with actual legal, audit and appraisal fees and all other out-of-pocket charges and expenses incurred by Lender in connection with the negotiation, preparation, legal review and execution of each of the Loan Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-Closing UCC and judgment lien searches. In addition, Borrower shall pay all such fees associated with any amendments, modifications and terminations to the Loan Documents following Closing. If Lender uses in-house counsel for any of these purposes, Borrower further agrees that its Obligations under the Loan Documents include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender for the work performed.

(b) Borrower also agrees to pay all out-of-pocket charges and expenses incurred by Lender (including the fees and expenses of Lender’s counsel) in connection with the enforcement, protection or preservation of any right or claim of Lender, the termination of this Agreement, the termination of any Liens of Lender on the Collateral, or the collection of any amounts due under the Loan Documents. If Lender uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Lender and the collection of any amounts due under its Loan Documents), Borrower further agrees that its Obligations under the Loan Documents include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender for the work performed.

(c) Borrower shall pay all taxes (other than taxes based upon or measured by Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this clause (c) shall survive the payment of Borrower’s indebtedness under this Agreement and the termination of this Agreement.

Section 9.2. Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

Section 9.3. No Waiver; Cumulative Rights. No waiver by any party to this Agreement of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement, nor acceptance of partial performance or partial payment, shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement at law, in equity or otherwise.

Section 9.4. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

(a)	If to Lender, at:

General Electric Capital Corporation

2 Wisconsin Circle, 4th Floor

Chevy Chase, Maryland 20815

Attention: Pascale Bissainthe, Esq., Chief Counsel

Telephone: (301) 961-1640

Telecopier: (301) 664-9866

(b)	If to Borrower, at:

c/o Emergystat, Inc.

State Highway 18

Vernon, Alabama 35592

Attention: Joe Donovan

Telephone: (601) 992-2350

Telecopier: (601) 992-9595

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

Section 9.5. Severability. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Agreement until the parties to this Agreement amend this Agreement so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

Section 9.6. Successors and Assigns. This Agreement, the Note, and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns and shall bind all Persons who become bound as a debtor to this Agreement. Notwithstanding the foregoing, Borrower may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Lender, which may be withheld in its sole discretion. Lender may sell, assign, transfer, or participate any or all of its rights or obligations under this Agreement without notice to or consent of Borrower.

Section 9.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

Section 9.8. Interpretation. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words “herein,” “hereof,” and “hereunder” shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

Section 9.9. Survival of Terms. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection with this Agreement shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans contemplated by this Agreement and the execution and delivery to Lender of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrower to Lender are satisfied in full.

Section 9.10. Release of Lender. For and in consideration of the Loan and each advance or other financial accommodation hereunder, each Borrower, voluntarily, knowingly, unconditionally, and irrevocably, with specific and express intent, for and on behalf of itself and its agents, attorneys, heirs, successors, and assigns (collectively the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge Lender, and its successors, assigns, heirs, affiliates, subsidiaries, parent companies, principals, directors, officers, employees, shareholders and agents (hereinafter called the “Lender Parties”), and any other person, firm, business, corporation, insurer, or association which may be responsible or liable for the acts or omissions of the Lender Parties, or who may be liable for the injury or damage resulting therefrom (collectively the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) have or may have, against the Released Parties or any of them (whether directly or indirectly). Each Borrower acknowledges that the foregoing release is a material inducement to Lender’s decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in agreeing to make the Loan and in making each advance of Loan proceeds hereunder.

Section 9.11. Time. Whenever Borrower is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of Maryland (or other jurisdiction where Borrower is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in Borrower’s performance under this Agreement and all other Loan Documents.

Section 9.12. Commissions. The transaction contemplated by this Agreement was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower’s cost and expense, including Lender’s counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender’s favor, the amount demanded will be deemed a liability of Borrower under this Agreement, secured by the Collateral.

Section 9.13. Third Parties. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower’s duty of performance, including without limitation Borrower’s duties under any account or contract in which Lender has a security interest.

Section 9.14. Discharge of Borrower’s Obligations. Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (a) obtain insurance covering any of the Collateral as required under this Agreement; (b) pay for the performance of any of Borrower’s obligations under this Agreement; (c) discharge taxes, Liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (d) pay for the maintenance and preservation of any of the Collateral. Expenses and advances shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

Section 9.15. Information to Participants. Lender may divulge to any participant it may obtain in the Loan, or any portion of the Loan, all information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any other Loan Document.

Section 9.16. Indemnity. Borrower hereby indemnifies and agrees to defend (with counsel acceptable to Lender) and hold harmless Lender, its partners, officers, agents and employees (collectively, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by Lender or in which Lender may ever be or become involved (whether as a party, witness or otherwise) (a) arising from Borrower’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Agreement, (b) arising from the breach of any of the representations or warranties contained in Article IV of this Agreement, (c) by reason of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, or (d) relating to claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 9.16 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.17. Appointment of Agent under this Agreement.

(a) Each of the entities comprising Borrower (other than Emergystat, Inc.) hereby irrevocably appoints and constitutes Emergystat, Inc. as its agent to request and receive Revolving Credit Loans (and to otherwise act on behalf of each such entity pursuant to this Agreement and the other Loan Documents) from Lender in the name or on behalf of each such entity. Lender may disburse the Revolving Credit Loans to the bank account of any one or more of such entities without notice to any of the other entities comprising Borrower or any other Person at any time obligated on or in respect of the Obligations.

(b) Each of the entities comprising Borrower (other than Emergystat, Inc.) hereby irrevocably appoints and constitutes Emergystat, Inc. as its agent to receive statements of account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(c) No purported termination of the appointment of Emergystat, Inc. agent shall be effective without the prior written consent of Lender.

Section 9.18. Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is the subject of this Agreement, the other Loan Documents may be granted or withheld by Lender in its sole and absolute discretion.

Section 9.18a. Further Assurances. Borrower hereby agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Lender or any of its agents to exercise and enforce its rights and remedies under this Agreement with respect to any portion of such collateral.

Section 9.19. Choice of Law; Consent to Jurisdiction. EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF THE LAW OF BORROWER’S STATE OF ORGANIZATION, THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS DESCRIBED IN SECTION 9.4. OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

Section 9.20. Cooperation in Discovery and Litigation. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Agreement or any of the other Loan Documents, all directors, officers, employees and agents of Borrower or of its Affiliates shall be deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Borrower agrees that Lender’s counsel in any such dispute resolution proceeding may examine any of these individuals as if under cross-examination and that any discovery deposition of any of them may be used in that proceeding as if it were an evidence deposition. Borrower in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

Section 9.21. Waiver of Trial by Jury. BORROWER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER’S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Section 9.22. Confession of Judgment. BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS REASONABLE ATTORNEYS’ FEES PLUS COURT COSTS, FOLLOWING NOTICE TO BORROWER, BUT WITH OR WITHOUT OPPORTUNITY OF BORROWER FOR PRIOR HEARING. BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitutes an instrument executed under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION a Delaware corporation

By:	(SEAL)
Name:
Title:

BORROWER:

EMERGYSTAT, INC. a Mississippi corporation

By:	(SEAL)
Name:
Title:

EMERGYSTAT OF SULLIGENT, INC. an Alabama corporation

By:	(SEAL)
Name:
Title:

EXTENDED EMERGENCY MEDICAL SERVICES, INC. an Alabama corporation

By:	(SEAL)
Name:
Title:

MED EXPRESS OF MISSISSIPPI, LLC a Mississippi limited liability company

By:	(SEAL)
Name:
Title:

LIST OF EXHIBITS

Exhibit A - Form of Revolving Credit Note

Exhibit B - Form of Lockbox Agreement

Exhibit C - Form of Legal Opinion

LIST OF SCHEDULES

Schedule 1.45 -	Permitted Liens

Schedule 1.54 -	Starting Census Amounts

Schedule 4.1 -	Subsidiaries

Schedule 4.2 -	State of Organization

Schedule 4.5 -	Litigation

Schedule 4.7 -	Tax Identification Numbers; Fiscal Years

Schedule 4.13 -	Non-Compliance with Law

Schedule 4.14 -	Environmental Matters

Schedule 4.15 -	Places of Business; Record Owner; Chief Executive Office

Schedule 4.16 -	Intellectual Property

Schedule 4.17 -	Capitalization; Ownership

Schedule 4.19 -	Borrowings and Guarantees

Schedule 4.21 -	Trade Names

Schedule 4.22 -	Joint Ventures

Schedule 4.28 -	Funds from Restricted Grants

Schedule 4.29 -	Participation Agreements

Schedule 4.31 -	Exceptions to Licensure

Schedule 6.24 -	Post-Closing Obligations

Schedule 7.12 -	Affiliated Transactions

AUTHORIZATION TO FILE UCC FINANCING STATEMENTS

In an effort to facilitate a possible closing of a credit facility (the “Proposed Credit Facility”) from General Electric Capital Corporation (“GECC”) to the undersigned (collectively, “Company”) or its affiliates, Company hereby authorizes GECC to file on behalf of itself and any other lenders that may participate in the Proposed Credit Facility, at any time on or after the date hereof, appropriate uniform commercial code financing statements in such jurisdictions and offices as GECC deems necessary in connection with the anticipated perfection of a security interest in all of the following property of Company (as more particularly described in the form of Loan and Security Agreement provided to Company by GECC):

accounts, inventory, equipment, chattel paper, documents, instruments, deposit accounts, investment property, general intangibles, letter of credit rights and all other personal property of Company, including all such property that maybe acquired at any time during the term of the Proposed Credit Facility and all products and proceeds of such property.

If for any reason the Proposed Credit Facility is not consummated, upon Company’s satisfaction in full of all of its obligations to GECC and each other lender, GECC will cause the termination of such financing statements.

Company acknowledges and agrees that the execution of this certificate and the filing by GECC of such financing statements in no way obligates GECC to close the Proposed Credit Facility or fund any loans or accommodations described therein.

IN WITNESS WHEREOF, the undersigned has executed and delivered this authorization this          day of March, 2003.

EMERGYSTAT, INC. EMERGYSTAT OF SULLIGENT, INC. EXTENDED EMERGENCY MEDICAL SERVICES, INC. MED EXPRESS OF MISSISSIPPI, LLC

By:
Name:	Glenn Crawford
Title:	President

rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof; and

(i) To the extent not listed above as original collateral, the proceeds (including, without limitation, insurance proceeds) and products of all of the foregoing.

CERTIFICATE OF VALIDITY

April         , 2003

TO:	General Electric Capital Corporation
2 Wisconsin Circle
Fourth Floor
Chevy Chase, Maryland 20815

Each of the undersigned is an officer, member, shareholder or other party interested in EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, and MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”). Please refer to that certain Loan and Security Agreement between you and Borrower of even date with this Certificate (as it may be amended from time to time, the “Agreement”). Capitalized terms used but not defined in this Certificate shall have the meanings ascribed to them in the Agreement.

To induce you to enter into the Agreement with Borrower, each of the undersigned, in his capacity as an officer, member or shareholder of Borrower, as the case may be, hereby warrants, covenants and certifies to you, and will be deemed to further warrant, covenant and certify as of the date of each borrowing by Borrower under the Agreement, as follows with respect to the Qualified Accounts that will be financed by you under the Agreement:

1. Each such Qualified Account included in the Borrowing Base will be genuine and in all respects what it purports to be, and will represent a bona fide obligation of Borrower’s Patients or other Persons arising out of the delivery of Medical Services.

2. Borrower will not finance any Qualified Accounts with you as to which there are any offsets, contra-accounts or counterclaims of any nature whatsoever, and Borrower will comply fully with the lockbox procedures and requirements set forth in the Agreement (including, without limitation, Section 2.3 of the Agreement) and will otherwise do nothing to impede or interfere with the normal collection and payment of the Qualified Accounts financed by you

3. Each Qualified Account will arise out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need, or other documents relating to and forming a part of the contract between Borrower and the Account Debtor.

General Electric Capital Corporation

April     , 2003

4. Each Qualified Account will be for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of services, a copy of which has been furnished or shall be available to Lender.

5. No Qualified Account will, by voluntary act or omission of Borrower, be subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each Qualified Account will be absolutely owing to Borrower and will not be contingent in any respect or for any reason.

6. Each Qualified Account shall have been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and in compliance and conformity with all requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to the Qualified Account, and the Qualified Account if due from a Medicaid/Medicare Account Debtor shall be properly payable directly to Borrower.

7. Borrower shall have obtained and currently has all certificates of need, Medicaid and Medicare provider numbers, licenses, permits and authorizations as necessary in the generation of such Qualified Accounts.

8. If a Qualified Account shall be owed by an Insurer, the insurance claim related to the Qualified Account shall have been verified by a process approved by the Lender and shall have been forwarded to the Insurer for payment.

9. As of the date of this Certificate, Borrower is solvent.

10. As of the date of this Certificate, the Qualified Accounts are free and clear of liens, security interests or claims of any nature whatsoever, other than any lien or security interest to you.

Each of the undersigned hereby further undertakes to save you free and harmless from any damage or loss that you may sustain as a result of any willful breach by any officer or director of Borrower of any of the foregoing warranties or covenants or any fraud, deceit or criminal act on the part of any officer or director of Borrower in its dealings with you.

General Electric Capital Corporation

April     , 2003

Nothing contained in this Certificate shall be in any way impaired or affected by any change in or amendment of any of the Agreement or the documents ancillary to the Agreement. It is not necessary for you to give either of the undersigned notice of any changes in any of the Agreement, the documents ancillary to the Agreement or your financial arrangements with Borrower, to all of which each of the undersigned now hereby consents.

WITNESS:

Name: Glenn Crawford

WITNESS:

Name: Clanton Dubose
WITNESS:

Name: Joseph Donovan

REVOLVING CREDIT NOTE

$5,000,000.00	April , 2003

FOR VALUE RECEIVED, the undersigned, EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, and MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”), jointly and severally, promise to pay, in lawful money of the United States, to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, “Lender”), the principal sum of FIVE MILLION and No/100 Dollars ($5,000,000.00), or so much of such principal sum as shall be advanced or readvanced and shall remain unpaid under the Loan established pursuant to that certain Loan and Security Agreement dated as of even date with this Revolving Credit Note, as amended, by and among the undersigned and Lender (as amended, modified, restated or replaced from time to time, the “Loan Agreement”), plus interest on the unpaid balance thereof, computed on a 360-day basis, at the rate per annum that is set forth in the Loan Agreement.

1. All capitalized terms used and not otherwise specifically defined in this Revolving Credit Note (as amended, modified, restated or replaced from time to time, this “Note”) shall have the meanings given to them in the Loan Agreement.

2. This Note shall evidence the undersigned’s obligation to repay all sums advanced by Lender from time to time under the Loan Agreement and as part of the Loan. The actual amount due and owing from time to time under this Note shall be evidenced by Lender’s records of receipts and disbursements with respect to the Loan, which shall be conclusive evidence of that amount, absent manifest error.

3. Interest due pursuant to this Note shall be payable monthly, in arrears, on the first Business Day of each month after the date of this Note (for the previous month). For purposes of this Note, a “Business Day” shall mean any day on which banks are open for business in Maryland, excluding Saturdays and Sundays.

4. This Note shall become due and payable upon the earlier to occur of (i) the expiration of the Term, or (ii) the occurrence of any Event of Default under the Loan Agreement, or any other event under any other Loan Documents which would result in this Note becoming due and payable. At such time, the entire principal balance of this Note and all other fees, costs and expenses, if any, shall be due and payable in full. Lender shall then have the option at any time and from time to time to exercise all of the rights and remedies set forth in this Note and in the other Loan Documents, as well as all rights and remedies otherwise available to Lender at law or in equity, to collect the unpaid indebtedness under this Note and the other Loan Documents. This Note is secured by the Collateral, as defined in and described in the Loan Agreement.

5. Whenever any principal and/or interest and/or fee under this Note shall not be paid when due, whether at the stated maturity or by acceleration, interest on such unpaid amounts shall thereafter be payable at a rate per annum equal to five (5) percentage points above the stated rate of interest on this Note until such amounts shall be paid.

6. The undersigned and Lender intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated by the Loan Agreement or this Note would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Note or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to the undersigned by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to the undersigned by Lender); (ii) neither the undersigned nor any other Person (as defined in the Loan Agreement) now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by applicable law; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate (as defined in the Loan Agreement). All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of this Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under this Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Note shall be limited, notwithstanding anything to the contrary in this Note, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Note below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Note under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under this Note had been in effect, then the undersigned agrees to pay to Lender an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Note and the Loan Agreement.

7. This Note is the “Note” referred to in the Loan Agreement, and is issued pursuant to the Loan Agreement. Reference is made to the Loan Agreement for a statement of the additional rights and obligations of the undersigned and Lender. In the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail. All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the Loan Documents to be kept, observed and/or performed by the undersigned are made a part of this Note and are incorporated into this Note by this reference to the same extent and with the same force and effect as if they were fully set forth in this Note; the undersigned promises and agrees to keep, observe and perform them or cause

2

them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof.

8. Each party liable on this Note in any capacity, whether as maker, endorser, surety, guarantor or otherwise, (i) waives presentment for payment, demand, protest and notice of presentment, notice of protest, notice of non-payment and notice of dishonor of this debt and each and every other notice of any kind respecting this Note and all lack of diligence or delays in collection or enforcement hereof; (ii) agrees that Lender at any time or times, without notice to the undersigned or its consent, may grant extensions of time, without limit as to the number of the aggregate period of such extensions, for the payment of any principal, interest or other sums due hereunder; (iii) to the extent permitted by law, waives all exemptions under the laws of the State of Maryland and/or any state or territory of the United States; (iv) to the extent permitted by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor under this Note or providing for its release or discharge from liability on this Note, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due under this Note; and (v) agrees to pay, in addition to all other sums of money due, all cost of collection and attorney’s fees, whether suit be brought or not, if this Note is not paid in full when due, whether at the stated maturity or by acceleration.

9. No waiver by Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of Lender in exercising any right, power or remedy under this Note (including, without limitation, the right to declare this Note due and payable) shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.

10. If any term, provision, covenant or condition of this Note or the application of any term, provision, covenant or condition of this Note to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, then the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, provision, covenant or condition is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Note until Borrower and Lender amend this Note so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

11. No amendment, supplement or modification of this Note nor any waiver of any provision of this Note shall be made except in writing executed by the party against whom enforcement is sought.

12. This Note shall be binding upon the undersigned and its successors and assigns. Notwithstanding the foregoing, the undersigned may not assign any of its rights or delegate any

3

of its obligations under this Note without the prior written consent of Lender, which may be withheld in its sole discretion.

13. Each entity constituting Borrower shall be jointly and severally liable for all of the obligations of Borrower under this Note.

14. THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER’S ADDRESS SET FORTH IN SECTION 9.4 OF THE LOAN AGREEMENT. BORROWER FURTHER WAIVES ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

15. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Note or any of the other Loan Documents, all directors, officers, employees and agents of Borrower or of its Affiliates shall be deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Borrower agrees that Lender’s counsel in any such dispute resolution proceeding may examine any of these individuals as if under cross-examination and that any discovery deposition of any of them may be used in that proceeding as if it were an evidence deposition. Borrower in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

16. THE UNDERSIGNED HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE UNDERSIGNED, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY

4

AUTHORIZED AND REQUESTED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE UNDERSIGNED’S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE UNDERSIGNED HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

17. THE UNDERSIGNED HEREBY AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF THE UNDERSIGNED IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OF PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS REASONABLE ATTORNEYS’ FEES PLUS COURT COSTS, FOLLOWING NOTICE TO BORROWER, BUT WITH OR WITHOUT OPPORTUNITY OF BORROWER FOR PRIOR HEARING. THE UNDERSIGNED AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. THE UNDERSIGNED WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE UNDERSIGNED SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER

[SIGNATURES FOLLOW]

5

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Note constitutes an instrument executed under seal, Borrower has caused this Note to be executed under seal as of the date first written above.

BORROWER:

EMERGYSTAT, INC.
a Mississippi corporation

By:	(SEAL)
Name:
Title:

EMERGYSTAT OF SULLIGENT, INC.
an Alabama corporation

By:	(SEAL)
Name:
Title:

EXTENDED EMERGENCY MEDICAL SERVICES, INC.
an Alabama corporation

By:	(SEAL)
Name:
Title:

MED EXPRESS OF MISSISSIPPI, LLC
a Mississippi limited liability company

By:	(SEAL)
Name:
Title:

6

CERTIFICATE OF BORROWER

EMERGYSTAT, INC.

a Mississippi corporation

The undersigned, as the Secretary of EMERGYSTAT, INC. (“Company”), hereby certifies, as of this          day of March, 2003, that:

(1) Attached as Exhibit A to this Certificate is a true, correct and complete copy of the Articles or Certificate of Incorporation of Company as the same exists as of the date of this Certificate; and

(2) Attached as Exhibit B to this Certificate is a true, correct and complete copy of the Bylaws of Company (and all amendments) as the same exist as of the date of this Certificate; and

(3) The named persons set forth in Exhibit C attached to this Certificate are duly elected, qualified and acting officers of Company, holding the respective offices set forth opposite their names, and the signatures set forth opposite their names are true, correct, authentic and genuine signatures of such persons on the date of this Certificate; and

(4) Attached as Exhibit D to this Certificate is a true, correct and complete copy of resolutions duly and validly adopted by the Board of Directors of Company and such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect on the date of this Certificate; and

(5) Attached as Exhibit E to this Certificate is a true, correct and complete copy of a Certificate signed by the chief financial officer of the Company certifying that that all of the conditions specified in Section 5.1 of the Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”) by and between Company and General Electric Capital Corporation have been fulfilled.

Capitalized terms used but not defined in this Certificate shall have the meanings set forth in that certain Loan Agreement.

[SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

EMERGYSTAT, INC.
a Mississippi corporation

By:
Name:
Title:

EXHIBIT A

Articles or Certificate of Incorporation

EXHIBIT B

Bylaws

EXHIBIT C

INCUMBENCY CERTIFICATE

Authorized Officers

Title	Name	Signature

Secretary	Teresa Sullivan

_________________	_________________

_________________	_________________

EXHIBIT D

EMERGYSTAT, INC.

(RESOLUTIONS AUTHORIZING LOAN AND SECURITY AGREEMENT)

RESOLVED, that the proper officers of EMERGYSTAT, INC. (“Company”) be, and they hereby are, authorized to negotiate, execute and deliver that certain Loan and Security Agreement (the “Agreement”) between General Electric Capital Corporation and Company, which Agreement provides for a loan to Company up to a Maximum Loan Amount of $5,000,000.00 to be made by General Electric Capital Corporation, all in accordance with terms and conditions of the Agreement; and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized to take all such actions and to execute, acknowledge and deliver the Agreement, and any and all amendments or modifications to the Agreement, and all other documents that may be necessary or desirable to consummate the transaction authorized by the foregoing resolutions and the Agreement.

BOARD OF DIRECTORS

EXHIBIT E

CERTIFICATE OF CHIEF FINANCIAL OFFICER

I,                             , chief financial officer of EMERGYSTAT, INC. (“Company”), hereby certify, as of the date of the Loan and Security Agreement by and between General Electric Capital Corporation and Company, that all of the conditions specified in Section 5.1 of said Loan and Security Agreement have been fulfilled.

Name:
Title:

CERTIFICATE OF BORROWER

EMERGYSTAT OF SULLIGENT, INC.

an Alabama corporation

The undersigned, as the Secretary of EMERGYSTAT OF SULLIGENT, INC. (“Company”), hereby certifies, as of this          day of March, 2003, that:

(1) Attached as Exhibit A to this Certificate is a true, correct and complete copy of the Articles or Certificate of Incorporation of Company as the same exists as of the date of this Certificate; and

(2) Attached as Exhibit B to this Certificate is a true, correct and complete copy of the Bylaws of Company (and all amendments) as the same exist as of the date of this Certificate; and

(3) The named persons set forth in Exhibit C attached to this Certificate are duly elected, qualified and acting officers of Company, holding the respective offices set forth opposite their names, and the signatures set forth opposite their names are true, correct, authentic and genuine signatures of such persons on the date of this Certificate; and

(4) Attached as Exhibit D to this Certificate is a true, correct and complete copy of resolutions duly and validly adopted by the Board of Directors of Company and such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect on the date of this Certificate; and

(5) Attached as Exhibit E to this Certificate is a true, correct and complete copy of a Certificate signed by the chief financial officer of the Company certifying that that all of the conditions specified in Section 5.1 of the Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”) by and between Company and General Electric Capital Corporation have been fulfilled.

Capitalized terms used but not defined in this Certificate shall have the meanings set forth in that certain Loan Agreement.

[SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

EMERGYSTAT OF SULLIGENT, INC.
an Alabama corporation

By:
Name:
Title:

EXHIBIT A

Articles or Certificate of Incorporation

EXHIBIT B

Bylaws

EXHIBIT C

INCUMBENCY CERTIFICATE

Authorized Officers

Title	Name	Signature

Secretary	Teresa Sullivan

_________________	_________________

_________________	_________________

EXHIBIT D

EMERGYSTAT OF SULLIGENT, INC.

(RESOLUTIONS AUTHORIZING LOAN AND SECURITY AGREEMENT)

RESOLVED, that the proper officers of EMERGYSTAT OF SULLIGENT, INC. (“Company”) be, and they hereby are, authorized to negotiate, execute and deliver that certain Loan and Security Agreement (the “Agreement”) between General Electric Capital Corporation and Company, which Agreement provides for a loan to Company up to a Maximum Loan Amount of $5,000,000.00 to be made by General Electric Capital Corporation, all in accordance with terms and conditions of the Agreement; and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized to take all such actions and to execute, acknowledge and deliver the Agreement, and any and all amendments or modifications to the Agreement, and all other documents that may be necessary or desirable to consummate the transaction authorized by the foregoing resolutions and the Agreement.

BOARD OF DIRECTORS

EXHIBIT E

CERTIFICATE OF CHIEF FINANCIAL OFFICER

I,                                         , chief financial officer of EMERGYSTAT OF SULLIGENT, INC. (“Company”), hereby certify, as of the date of the Loan and Security Agreement by and between General Electric Capital Corporation and Company, that all of the conditions specified in Section 5.1 of said Loan and Security Agreement have been fulfilled.

Name:
Title:

CERTIFICATE OF BORROWER

EXTENDED EMERGENCY MEDICAL SERVICES, INC.

an Alabama corporation

The undersigned, as the Secretary of EXTENDED EMERGENCY MEDICAL SERVICES, INC. (“Company”), hereby certifies, as of this          day of March, 2003, that:

(1) Attached as Exhibit A to this Certificate is a true, correct and complete copy of the Articles or Certificate of Incorporation of Company as the same exists as of the date of this Certificate; and

(2) Attached as Exhibit B to this Certificate is a true, correct and complete copy of the Bylaws of Company (and all amendments) as the same exist as of the date of this Certificate; and

(3) The named persons set forth in Exhibit C attached to this Certificate are duly elected, qualified and acting officers of Company, holding the respective offices set forth opposite their names, and the signatures set forth opposite their names are true, correct, authentic and genuine signatures of such persons on the date of this Certificate; and

(4) Attached as Exhibit D to this Certificate is a true, correct and complete copy of resolutions duly and validly adopted by the Board of Directors of Company and such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect on the date of this Certificate; and

(5) Attached as Exhibit E to this Certificate is a true, correct and complete copy of a Certificate signed by the chief financial officer of the Company certifying that that all of the conditions specified in Section 5.1 of the Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”) by and between Company and General Electric Capital Corporation have been fulfilled.

Capitalized terms used but not defined in this Certificate shall have the meanings set forth in that certain Loan Agreement.

[SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

EXTENDED EMERGENCY MEDICAL SERVICES, INC. an Alabama corporation

By:
Name:
Title:

EXHIBIT A

Articles or Certificate of Incorporation

EXHIBIT B

Bylaws

EXHIBIT C

INCUMBENCY CERTIFICATE

Authorized Officers

Title	Name	Signature

Secretary	Teresa Sullivan

_________________	_________________

_________________	_________________

EXHIBIT D

EXTENDED EMERGENCY MEDICAL SERVICES, INC.

(RESOLUTIONS AUTHORIZING LOAN AND SECURITY AGREEMENT)

RESOLVED, that the proper officers of EXTENDED EMERGENCY MEDICAL SERVICES, INC. (“Company”) be, and they hereby are, authorized to negotiate, execute and deliver that certain Loan and Security Agreement (the “Agreement”) between General Electric Capital Corporation and Company, which Agreement provides for a loan to Company up to a Maximum Loan Amount of $5,000,000.00 to be made by General Electric Capital Corporation, all in accordance with terms and conditions of the Agreement; and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized to take all such actions and to execute, acknowledge and deliver the Agreement, and any and all amendments or modifications to the Agreement, and all other documents that may be necessary or desirable to consummate the transaction authorized by the foregoing resolutions and the Agreement.

BOARD OF DIRECTORS

EXHIBIT E

CERTIFICATE OF CHIEF FINANCIAL OFFICER

I,                                              , chief financial officer of EXTENDED EMERGENCY MEDICAL SERVICES, INC. (“Company”), hereby certify, as of the date of the Loan and Security Agreement by and between General Electric Capital Corporation and Company, that all of the conditions specified in Section 5.1 of said Loan and Security Agreement have been fulfilled.

Name: Title:

CERTIFICATE OF SECRETARY

MED EXPRESS OF MISSISSIPPI, LLC

a Mississippi limited liability company

The undersigned, as the Secretary of MED EXPRESS OF MISSISSIPPI, LLC (“Company”), hereby certifies, as of this          day of March, 2003, that:

(1) Attached as Exhibit A to this Certificate is a true, correct and complete copy of the Articles of Organization or other formation document of Company as the same exists as of the date of this Certificate; and

(2) Attached as Exhibit B to this Certificate is a true, correct and complete copy of the Operating Agreement of Company or other governing document (and all amendments) as the same exists as of the date of this Certificate; and

(3) The named persons set forth in Exhibit C attached to this Certificate are duly elected, qualified and acting officers of Company, holding the respective offices set forth opposite their names, and the signatures set forth opposite their names are true, correct, authentic and genuine signatures of such persons on the date of this Certificate; and

(4) Attached as Exhibit D to this Certificate is a true, correct and complete copy of resolutions duly and validly adopted by the Board of Directors of Company and such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect on the date of this Certificate; and

(5) Attached as Exhibit E to this Certificate is a true, correct and complete copy of a Certificate signed by the chief financial officer of the Company certifying that that all of the conditions specified in Section 5.1 of the Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”) by and between Company and General Electric Capital Corporation have been fulfilled.

Capitalized terms used but not defined in this Certificate shall have the meanings set forth in that certain Loan Agreement

[SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

MED EXPRESS OF MISSISSIPPI, LLC a Mississippi limited liability company

By:
Name
Title:

EXHIBIT A

Articles of Organization

EXHIBIT B

Operating Agreement

EXHIBIT C

INCUMBENCY CERTIFICATE

Authorized Officers

Title	Name	Signature

Secretary	Teresa Sullivan

________________	________________

________________	________________

EXHIBIT D

MED EXPRESS OF MISSISSIPPI, LLC

(RESOLUTIONS AUTHORIZING LOAN AND SECURITY AGREEMENT)

RESOLVED, that the proper officers of MED EXPRESS OF MISSISSIPPI, LLC (“Company”) be, and they hereby are, authorized to negotiate, execute and deliver that certain Loan and Security Agreement (the “Agreement”) between General Electric Capital Corporation and Company, which Agreement provides for a loan to Company up to a Maximum Loan Amount of $5,000,000.00 to be made by General Electric Capital Corporation, all in accordance with terms and conditions of the Agreement; and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized to take all such actions and to execute, acknowledge and deliver the Agreement, and any and all amendments or modifications to the Agreement, and all other documents that may be necessary or desirable to consummate the transaction authorized by the foregoing resolutions and the Agreement.

GOVERNING BODY

EXHIBIT E

CERTIFICATE OF CHIEF FINANCIAL OFFICER

I,                                         , chief financial officer of MED EXPRESS OF MISSISSIPPI, LLC (“Company”), hereby certify, as of the date of the Loan and Security Agreement by and between General Electric Capital Corporation and Company, that all of the conditions specified in Section 5.1 of said Loan and Security Agreement have been fulfilled.

Name: Title: